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                                THE CUTLER TRUST
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February 21, 2008


Deloitte & Touche LLP
111 South Wacker Drive
Chicago, Illinois 60606

      Re:  The Cutler Trust



Ladies and Gentlemen:

      Enclosed please find a copy of Item 77K of Form N-SAR which we propose to file with the Securities and Exchange Commission in connection with the cessation of Deloitte & Touch LLP's role as independent auditor.

      Please furnish us with a letter addressed to the Commission stating whether you agree with the statements made therein and, if not, stating the respects in which you do not agree. We will file your letter as an exhibit to the enclosed report.

      Thank you for your assistance.


Very truly yours,

/s/ John F. Splain

John F. Splain
Secretary



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                                                        DELOITTE & TOUCHE LLP
                                                        111 S. Wacker Drive
                                                        Chicago, IL 60606-4301
                                                        USA

                                                        Tel:     +1 312 486 1000
                                                        Fax:     +1 312 486 1486
                                                        www.deloitte.com
February 27, 2008


Securities  and  Exchange  Commission
100  F  Street,  N.E.
Washington,   D.C. 20549-7561

Dear Sirs/Madams:

We have read Sub-Item 77-K of Cutler Equity Fund's Form N-SAR to be filed on or about February 29, 2008, and have the following comments:

1. We agree with the statements made in the first, second, third, fourth and sixth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the fifth paragraph.


Yours truly,

/s/ Deloitte & Touche LLP